UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On November 29, 2021, Tattooed Chef, Inc. (the “Company” or “Tattooed Chef”) appointed Gaspare (“Gasper”) Guarrasi as Chief Operating Officer of the Company, effective immediately.

Mr. Guarrasi, age 62, has more than 30 years of experience in operations, manufacturing, and supply chain management. Prior to joining Tattooed Chef as Director of Operations in August 2021, Mr. Guarrasi served as the Chief Executive Officer of Frog Environmental and Stormwater Systems from 2007 to 2020. From 1994 to 2006, Mr. Guarrasi was the Founder, President, Chief Financial Officer and Chief Operations Officer of Certi-Fresh Foods, a food manufacturing company specializing in seafood, meats, and specialty breaded products and meals. From 1993 to 1994, he held a senior financial position at Randall Farms and, from 1988 to 1993, he served as Chief Financial Officer and Chief Operating Officer of Galletti Brothers Foods. Mr. Guarrasi began his career at PriceWaterhouseCoopers.

Mr. Guarrasi’s current annual base salary is $280,000, plus a $2,400 monthly housing allowance. Mr. Guarrasi is also eligible for an annual bonus in an amount up to 100% of his base salary, payable in either cash or stock at the Company’s discretion, subject to the achievement of certain performance goals. In connection with Mr. Gurrasi’s previous appointment as the Company’s Director of Operations, Mr. Guarrasi was granted a non-qualified option under the Company’s 2020 Incentive Award Plan to purchase 240,000 shares of the Company’s common stock at an exercise price of $16.45 per share. The option vests in three equal installments as follows: (i) one-third of the option vests on February 17, 2022 (the later of the date of Mr. Guarrasi’s appointment as the Company’s Chief Operating Officer and February 17, 2022), (ii) one-third of the option vests on August 16, 2023 (the second anniversary of the date of grant) and (iii) one-third of the option vests on August 16, 2024 (the third anniversary of the date of grant). The option expires on August 16, 2031.

There is no arrangement or understanding between Mr. Guarrasi and any other person pursuant to which Mr. Guarrasi was appointed as Chief Operating Officer of the Company. There is no family relationship between Mr. Guarrasi and any director or executive officer of the Company. There are no transactions in which Mr. Guarrasi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Stephanie Dieckmann, who had been serving as both the Company’s Chief Financial Officer and Chief Operating Officer since April 15, 2021, will continue in her role as the Company’s Chief Financial Officer.

Item 8.01 Other Events.

On November 30, 2021, the Company issued a press release announcing the appointment of Gasper Guarrasi as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated November 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	Chief Executive Officer

Date: December 01, 2021

3